Exhibit 4.6

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 29, 2021, among GAC HoldCo Inc., an Alberta corporation (the “Company”), 2373525 Alberta Ltd. (“2373525”), Hangingstone Expansion (GP) Inc. (“Hangingstone Expansion”), Hangingstone Demo (GP) Inc. (“Hangingstone Demo”), Hangingstone Expansion Limited Partnership (“Hangingstone Expansion LP”) and Hangingstone Demo Limited Partnership (“Hangingstone Demo LP”, and together with 2373525, Hangingstone Expansion, Hangingstone Demo and Hangingstone Expansion LP, collectively the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), each a direct or indirect subsidiary of the Company, The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), and BNY Trust Company of Canada, as Canadian co-trustee (in such capacity, the “Co- Trustee”) and BNY Trust Company of Canada, as Notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee, the Co-Trustee and the Notes Collateral Agent, an indenture (the “Indenture”), dated as of August 12, 2021 providing for the issuance of 12.000% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee ”);

WHEREAS, the Company has furnished the Trustee with (i) an Opinion of Counsel pursuant to Section 9.5 of the Indenture; (ii) an Officers’ Certificate pursuant to Section 9.05 of the Indenture; and (iii) an Officers’ Certificate certifying the resolutions of the Board of Directors of the Company authorizing this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Co-Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof, and subject to the limitations therein.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND EACH GUARANTEE.

5. COUNTERPARTS. The parties may manually or electronically sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. None of the Trustee, the Co-Trustee or the Notes Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

8. ADOPTION, RATIFICATION AND CONFIRMATION. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

[Signatures pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GAC HOLDCO INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

2373525 ALBERTA LTD.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

HANGINGSTONE EXPANSION (GP) INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

HANGINGSTONE DEMO (GP) INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

HANGINGSTONE EXPANSION LIMITED
PARTNERSHIP, by its General Partner, HANGINGSTONE EXPANSION (GP) INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

HANGINGSTONE DEMO LIMITED
PARTNERSHIP, by its General Partner, HANGINGSTONE DEMO (GP) INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

[Signature page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON
as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature page to Second Supplemental Indenture]

BNY TRUST COMPANY OF CANADA
as Canadian Co-Trustee and Notes Collateral Agent

By:	/s/ Bhawna Dhayal
Name:	Bhawna Dhayal
Title:	Vice-President

[Signature page to Second Supplemental Indenture]

4